UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2023
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road, Suite 1100, Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 25, 2023, Novelis Inc. (the "Company" or "we") entered into a Refinancing Amendment (Tranche A-2 Term Loans) to Credit Agreement (the "Refinancing Amendment"), which amends its Credit Agreement (as previously amended, and as amended by the Refinancing Amendment, the "Amended Secured Term Loan Credit Agreement"), dated as of January 10, 2017, among the Company, Novelis ALR Aluminum Holdings Corporation ("Novelis ALR"), as co-borrower, the guarantors party thereto, Standard Chartered Bank, as administrative agent and collateral agent and the banks and financial institutions party thereto as lenders. Novelis ALR became party to the credit agreement when it borrowed $775 million of term loans due January 21, 2025 (the "Original Novelis ALR Term Loans") in April 2020.
On September 29, 2023, Novelis ALR borrowed $750 million of term loans (the "Tranche A-2 Refinancing Term Loans") pursuant to the Refinancing Amendment in order to repay the remaining Original Novelis ALR Term Loans in full and to pay a portion of accrued and unpaid interest thereon.
The terms of the Tranche A-2 Refinancing Term Loans will be governed by the Company's Amended Secured Term Loan Credit Agreement. The Tranche A-2 Refinancing Term Loans will mature on September 25, 2026, which is the third anniversary of the effective date of the Refinancing Amendment, subject to 0.25% quarterly amortization payments. The Tranche A-2 Refinancing Term Loans will accrue interest at SOFR (as defined in the Amended Secured Term Loan Credit Agreement) plus 1.65%. The Tranche A-2 Refinancing Term Loans are subject to the same voluntary and mandatory prepayment provisions, affirmative and negative covenants and events of default as those applicable to the existing term loans outstanding under the Amended Secured Term Loan Credit Agreement. The Tranche A-2 Refinancing Term Loans are guaranteed by the same entities that have provided guarantees of the existing term loans outstanding under the Amended Secured Term Loan Credit Agreement and are secured on a pari passu basis with our existing term loans by security interests in substantially all of the assets of the Company and the guarantors, subject to our existing intercreditor agreement.
The foregoing description of the Refinancing Amendment is a general description and is qualified in its entirety by reference to the Refinancing Amendment, which the Company plans to file as an exhibit to its next quarterly report on Form 10-Q.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: September 29, 2023	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Executive Vice President and Chief Legal Officer